Exhibit 10.29

BLUE RIDGE HOLDING CORP.

2005 EMPLOYEE STOCK UNIT PLAN

1.                                       PURPOSE

The purpose of the Plan is to provide performance-based awards of restricted stock units (“Restricted Stock Units”) in respect of the common stock of the Parent to key executives of the Company in order to better align the interests of the executives with those of the stockholders of the Parent.

2.                                       DEFINITIONS

For purposes of the Plan and, unless otherwise provided in an Award Agreement, each Award Agreement:

(a)                                  “Award” shall mean a grant of Restricted Stock Units made to a Participant pursuant to the terms of the Plan.

(b)                                 “Award Agreement” shall mean a written agreement between the Company and a Participant evidencing an Award and describing its terms and conditions.

(c)                                  “Board” shall mean the Board of Directors of the Company.

(d)                                 “Committee” shall mean the Board, or any committee thereof, comprised of no fewer than two directors, appointed by the Board to administer the Plan.

(e)                                  “Common Stock” shall mean shares of common stock of the Parent, par value $0.01 per share.

(f)                                    “Company” shall mean Blue Ridge Paper Products, Inc. and any successor thereto.

(g)                                 “Parent” shall mean Blue Ridge Holding Corp., a Delaware corporation.

(h)                                 “Parent Board” shall mean the Board of Directors of the Parent.

(i)                                     “Participant” shall mean each executive of the Company so designated by the Committee in accordance with Section 4.

(j)                                     “Plan” shall mean the Blue Ridge Paper Products, Inc. 2005 Employee Stock Unit Plan as set forth herein.

(k)                                  “Plan Effective Date” shall have the meaning set forth in Section 20.

(l)                                     “Restricted Stock” shall mean shares of restricted Common Stock that will vest and become non-forfeitable under Section 6.1 hereof.

(m)                               “Restricted Stock Unit” shall mean shares of restricted Common Stock that will vest and become non-forfeitable under Section 6.1 hereof.

(n)                                 “Stockholders’ Agreement” shall mean the Stockholders’ Agreement, dated as of May 14, 1999, between the Parent and the Stockholders listed therein, as amended, modified and supplemented from time to time.

3.                                       ADMINISTRATION AND INTERPRETATION OF THE PLAN

(a)                                  The Plan shall be administered by the Committee.  The Committee shall have the exclusive authority and responsibility to:  (i) interpret the Plan; (ii) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (iii) adopt, amend and rescind rules and regulations relating to the Plan; and (iv) make all other determinations and take all other actions necessary or desirable for the Plan’s administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry the Plan into effect.

(b)                                 All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties.  The Committee may rely on information, and consider recommendations, provided by the executives of the Company.

4.                                       ELIGIBILITY AND PARTICIPATION

(a)                                  Employees of the Company eligible to participate in the Plan shall be as determined by the Committee.

(b)                                 No person shall be a participant in the Plan unless he or she is designated as a Participant and is issued an Award Agreement.

5.                                       RESTRICTED STOCK UNIT AWARDS

(a)                                  Common Stock Reserved for Awards.  A maximum of 250,000 shares of Common Stock shall be reserved and available for Awards under the Plan subject to adjustment for any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Parent’s capital stock.  The appropriate extent and manner of such adjustments shall be determined by the Parent Board or, if so delegated by the Parent Board, by the Committee.  Shares of Common Stock underlying Awards that are forfeited, canceled, or otherwise terminated hereunder shall be added back to the shares of Common Stock available for Awards under the Plan.  Shares of Common Stock available for issuance under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Parent and held in its treasury.

(b)                                 Award Agreement.  Each Participant to whom an Award has been made shall enter into an Award Agreement, the terms of which shall not be inconsistent with the Plan.  The Committee retains discretion to make Awards subject to compliance with restrictive covenants relating to matters such as confidentiality, non-solicitation of employees, customers and suppliers, non-competition and non-disparagement, and to so provide in an Award Agreement or other writing.

6.                                       VESTING AND SETTLEMENT OF RESTRICTED STOCK UNIT AWARDS

(a)                                  Vesting.  Vesting terms for all Awards shall be as determined by the Committee in its sole discretion.

(b)                                 Event Resulting in Immediate Forfeiture of Award.  Unless otherwise provided in an individual employment agreement or unless the Committee provides otherwise in an Award Agreement, a Participant shall automatically forfeit any unvested Restricted Stock Units held by the Participant upon his or her termination of employment with the Company.

(c)                                  Delivery of Shares; Settlement of Awards.  Settlement terms for all Awards shall be as determined by the Committee in its sole discretion.  Unless otherwise provided in an Award Agreement, the Committee shall have the discretion to settle vested Awards through the issuance of stock certificates or equivalent cash payments.  In its sole discretion, the Committee may also provide that in certain conditions the Company or the Parent may repurchase shares issued under the Plan, or that Participants may require the Company or the Parent to repurchase such shares.

7.                                       EMPLOYMENT GENERALLY REQUIRED FOR VESTING OF AWARD

Except as otherwise provided by the Committee or in an individual employment agreement, all unvested Restricted Stock Units held by any Participant under the Plan shall automatically be forfeited on the date the Participant terminates employment with the Company.

8.                                       COMPLIANCE WITH APPLICABLE LAW

(a)                                  No Rights as Stockholder.  Prior to receipt of the underlying shares represented by Restricted Stock Units, a Participant shall have no rights of a stockholder, including, without limitation, voting rights, with respect to any Restricted Stock Units granted hereunder.

(b)                                 Conditions for Distribution of Common Stock.  Except as otherwise provided by the Committee, shares of Common Stock shall not be distributed under the Plan in settlement of an Award unless the delivery of such Common Stock shall comply with all Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall take all actions necessary to effect such compliance.

9.                                       NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of Award shall confer upon any person the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of any Participant.

10.                                 AMENDMENT OR TERMINATION

Subject to the terms of any individual employment agreement between the Company and the Participant, the Parent Board may, in its sole discretion, amend, suspend or terminate the Plan or adopt a new plan in place of the Plan at any time; provided, however, that unless necessary to comply with applicable law (including Section 409A of the Internal Revenue Code of 1986, as amended), no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right under an existing Award made hereunder.

11.                                 SEVERABILITY

To the extent any portion of the Plan is held to be invalid, illegal, void or unenforceable by a court of competent jurisdiction, such court shall substitute a valid, lawful, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

12.                                 WITHHOLDING

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13.                                 GOVERNING LAW

The Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of North Carolina (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

14.                                 NONTRANSFERABILITY

No Award, right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge.  Except as the Committee may permit, in its sole discretion, at the time of grant or thereafter, no Award shall be transferable by the Participant (including, without limitation to, a family member) other than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant.  Any attempt to anticipate, alienate, sell, assign, pledge, encumber, charge, garnish, execute, transfer or levy upon, an Award or benefit in a manner inconsistent with the foregoing shall be void and unrecognized by the Company, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.  Except as otherwise provided by the Committee, any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of the Plan and the applicable Award agreement.

15.                                 DEATH/DISABILITY/PAYMENTS TO MINORS

The Committee may, in its sole discretion, require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) and/or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award.  The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Parent Board, the Parent, the Company, and their respective affiliates and their employees, agents and representatives with respect thereto.

16.                                 LEGEND AND CUSTODY

(a)                                  The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof.  In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

(b)                                 All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under applicable law or rules, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c)                                  If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

17.                                 UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

18.                                 HEADINGS

Headings used herein are for convenience of reference only, do not constitute a part of the Plan and shall not be deemed to limit or affect any of the provisions hereof.

19.                                 PLAN EFFECTIVE DATE

The Plan shall be effective as of the date of its adoption by the Parent Board.

20.                                 TERMINATION OF THE PLAN

The Plan shall automatically terminate on the date all Awards are settled, provided that no Awards may be granted after the five-year anniversary of the Plan Effective Date.